UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2014 (May 22, 2014)

Aircastle Limited

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-32959	98-0444035
(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

(203) 504-1020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d) Election of New Directors

On May 22, 2014, the Board of Directors of Aircastle Limited (the “Company”) appointed Michael J. Cave to serve as a Class II director until the Annual General Meeting of Shareholders in 2017 or until his office shall otherwise be vacated pursuant to the Company’s Bye-Laws. The Board of Directors has determined that Mr. Cave is an independent director under the New York Stock Exchange listing standards, and appointed Mr. Cave to the Audit Committee and Investment Committee.

Upon his appointment to the Board of Directors of the Company, and in consideration of his ongoing service, Mr. Cave will be compensated as an independent director as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2014 (the “Definitive Proxy Statement”) in connection with the 2014 Annual General Meeting of Shareholders.

On May 22, 2014, the Board of Directors, pursuant to the Shareholder Agreement, dated June 6, 2013, by and between the Company and Marubeni Corporation, also appointed Masumi Kakinoki to serve as a Class I director until the Annual General Meeting of Shareholders in 2016 or until his office shall otherwise be vacated pursuant to the Company’s Bye-Laws.

A copy of the Company’s press release announcing the appointment of Messrs. Cave and Kakinoki is attached hereto as Exhibit 99.1.

(e) Compensatory Arrangements

On May 22, 2014, shareholders of the Company approved the adoption of the Company’s 2014 Omnibus Incentive Plan (the “2014 Plan”), which was previously approved by the Company’s Compensation Committee and Board of Directors. The 2014 Plan is an important tool for attracting, retaining and motivating participants through the grant of performance-based compensation that promotes long-term shareholder value and the alignment of pay and performance.

A summary of the 2014 Plan was included in the Definitive Proxy Statement under the section entitled “Description of the 2014 Plan” beginning on page 43. The summary of the 2014 Plan in the Definitive Proxy Statement is qualified in its entirety by reference to the full text of the 2014 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 22, 2014, the Company held its Annual General Meeting of Shareholders, at which the matters set forth below, as further described in the Definitive Proxy Statement, were voted upon by holders of the Company’s common shares.

Holders of 74,506,745 common shares were present in person or by proxy at the Annual General Meeting of Shareholders.

1.	Election of Class II Directors.

Nominee	Votes For	Withheld	Broker Non-Votes
Ronald L. Merriman	61,689,158	979,163	11,838,424
Agnes Mura	62,262,496	405,825	11,838,424
Charles W. Pollard	62,166,814	501,507	11,838,424

2.	Approval of an amendment to the Company’s Bye-laws to increase the size of the Board.

Votes For	59,406,693
Votes Against	2,507,479
Abstentions	754,149

3.	Appointment of Ernst & Young LLP as the independent registered public accounting firm for Aircastle Limited for fiscal year 2014, and to authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

Votes For	66,467,269
Votes Against	7,899,749
Abstentions	139,727

4.	Approval of the adoption of the Company’s 2014 Omnibus Incentive Plan.

Votes For	54,951,777
Votes Against	6,877,142
Abstentions	839,402
Broker Non-Votes	11,838,424

5.	Advisory vote on compensation of named executive officers.

Votes For	59,027,797
Votes Against	2,780,819
Abstentions	859,705
Broker Non-Votes	11,838,424

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Aircastle Limited 2014 Omnibus Incentive Plan

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

By:	/s/ David Walton
David Walton
Chief Operating Officer, General Counsel and Secretary

Date: May 23, 2014

Exhibit Index

Exhibit No.	Description

10.1	Aircastle Limited 2014 Omnibus Incentive Plan

99.1	Press Release